Exhibit 107

Calculation of Filing Fee Tables

424(b)(2)

(Form Type)

Sempra

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, without par value	Rule 457(c)	1,500,000	$147.37	$221,055,000.00	$0.0001102	$24,360.27	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—

	Total Offering Amounts				—	$221,055,000.00	—	$24,360.27	—	—	—	—

	Total Fees Previously Paid				—	—	—	—	—	—	—	—

	Total Fee Offsets				—	—	—	$9,816.90(3)	—	—	—	—

	Net Fee Due				—	—	—	$14,543.37	—	—	—	—

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Sempra	424(b)(2)	333-239480	June 26, 2020	—	$9,816.90	Equity	Common Stock, without par value	645,371	$75,631,027.49	—

Fee Offset Sources	Sempra	424(b)(2)	333-239480	—	June 26, 2020	—	—	—	—	—	$9,816.90

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement registers such indeterminate number of additional shares of common stock as may be issued in connection with stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low prices per share of common stock as reported on the New York Stock Exchange on May 19, 2023.

(3)

Sempra previously registered 1,500,000 shares of common stock, without par value, pursuant to a prospectus supplement dated June 26, 2020 (the “Prior Prospectus Supplement”) and the accompanying prospectus dated June 26, 2020 that formed a part of a registration statement on Form S-3 (Registration No. 333-239480). The offering under the Prior Prospectus Supplement has terminated. As of the date of this prospectus supplement, at least 645,371 shares of common stock registered pursuant to the Prior Prospectus Supplement having an aggregate offering price of $75,631,027.49 remain available for offer and sale. The registration fee for the 1,500,000 shares of common stock registered pursuant to the Prior Prospectus Supplement totaled $22,816.90, of which $9,816.90 was contemporaneously paid with the filing of the Prior Prospectus Supplement and relates to unsold shares of common stock and therefore is available to offset registration fees payable pursuant to this prospectus supplement. Sempra hereby offsets $9,816.90 of the $24,360.27 total registration fee due under this prospectus supplement using all of the available previously paid but unused registration fees associated with the Prior Prospectus Supplement. Accordingly, an amount of $14,543.37 is being remitted herewith.